Exhibit 5.1

        SIDLEY AUSTIN BROWN & WOOD LLP

BEIJING	BANK ONE PLAZA	LOS ANGELES
10 S. DEARBORN STREET
BRUSSELS	CHICAGO, ILLINOIS 60603	NEW YORK
TELEPHONE 312 853 7000
CHICAGO	FACSIMILE 312 853 7036	SAN FRANCISCO
www.sidley.com
DALLAS		SHANGHAI
FOUNDED 1866
GENEVA		SINGAPORE

HONG KONG		TOKYO

LONDON		WASHINGTON, D.C.

June 24, 2005

Merisant Worldwide, Inc.
10 South Riverside Plaza
Suite 850
Chicago, Illinois 60606

Re:    $136,040,000 12 1/4% Senior Subordinated Notes Due 2014

Ladies and Gentlemen:

        We refer to the Registration Statement on Form S-4 (the "Registration Statement") being filed by Merisant Worldwide, Inc., a Delaware corporation (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $136,040,000 stated principal amount at maturity of the Company's 12% Senior Subordinated Discount Notes Due 2014 (the "Exchange Notes"), which are to be offered in exchange for an equivalent stated principal amount at maturity of the Company's outstanding 12 1/4% Senior Subordinated Discount Notes Due 2014 (the "Outstanding Notes"), all as more fully described in the Registration Statement. The Exchange Notes will be issued under the Company's Indenture (the "Indenture") dated as of November 12, 2003, among the Company and Wells Fargo Bank, National Association, as trustee (the "Trustee").

        In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith, including the Indenture and the form of the Exchange Notes. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.

        Based on the foregoing, we are of the opinion that:

          1.     The Company is a corporation duly incorporated and validly existing under the laws of the state of Delaware.

          2.     Assuming that the Indenture has been duly executed and delivered by the Trustee, the Exchange Notes will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law and (iii) inconsistency with or contravention of public policy with respect to any indemnification or contribution provision) when: (A) the

  Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended and (B) the Exchange Notes shall have been duly executed by the Company and authenticated by the Trustee or an authenticating agent as provided in the Indenture and shall have been duly delivered against surrender and cancellation or like principal amount of the Original Notes in the manner described in the Registration Statement.

        We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states and the District of Columbia to the exchange of the Exchange Notes as contemplated by the Registration Statement.

        We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to the reference to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.

Very truly yours,

/s/ CAROL M. LIND